Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-181552

Prospectus Supplement to the Prospectus dated July 30, 2012

 Royal Bank of Canada

U.S.$1,500,000,000 0.625% Covered Bonds Due 2015
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership

We will pay interest on the 0.625% covered bonds due December 4, 2015 semi-annually on June 4 and December 4 of each year.  We will make the first interest payment on the covered bonds on June 4, 2013.  The covered bonds will mature on December 4, 2015.  The covered bonds will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.  The covered bonds are unconditionally and irrevocably guaranteed as to payments by RBC Covered Bond Guarantor Limited Partnership as described in the prospectus.  We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds – Early Redemption for Taxation Reasons” in the prospectus, we may not redeem the covered bonds prior to their maturity.  There is no sinking fund for the covered bonds.

Investing in the covered bonds involves a number of risks.  See “Risk Factors” beginning on page 16 of the accompanying prospectus dated July 30, 2012.
________________________________________________
None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the covered bonds or passed upon the accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Covered Bond	Total

Public offering price (1)	U.S.$999.41	U.S.$1,499,115,000.00

Underwriting commissions	U.S.$1.50	U.S.$2,250,000.00

Proceeds, before expenses, to Royal Bank of Canada	U.S.$997.91	U.S.$1,496,865,000.00

_____________
(1)  The price to the public also will include interest accrued on the covered bonds after December 6, 2012, if any.

This prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services, Inc., Euroclear and Clearstream, Luxembourg) on or about December 6, 2012 against payment in immediately available funds.

The covered bonds will not constitute deposits that are insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.
________________________________________________

Programme Arranger
RBC Capital Markets

Joint Lead Managers
RBC Capital Markets	Citigroup	UBS Investment Bank

Co-Managers
ING	ANZ Securities	Barclays
BNP PARIBAS	Credit Agricole CIB	Credit Suisse
HSBC	Lloyds Securities	Morgan Stanley
nabSecurities, LLC	National Bank of Canada Financial	Scotiabank
SOCIETE GENERALE	TD Securities	Wells Fargo Securities

Prospectus Supplement dated November 29, 2012

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this prospectus supplement and the accompanying prospectus, the terms contained in this prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under “Risk Factors” beginning on page 16 of the accompanying prospectus.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this prospectus supplement, unless the context otherwise indicates, the “Bank” means Royal Bank of Canada and “Guarantor LP” means RBC Covered Bond Guarantor Limited Partnership, and “we”, “us” or “our” means the Bank and Guarantor LP collectively. In this prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

Issuer:	Royal Bank of Canada

Guarantor LP:	RBC Covered Bond Guarantor Limited Partnership

U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of New York Mellon acting through its offices located at 101 Barclay Street, 4th Floor, New York, NY 10286, USA

Specified Currency:	U.S. dollars (“U.S.$”)
(Condition 1.10)

Aggregate Principal Amount:	U.S.$1,500,000,000

Series:	CB9

Issue Price:	99.941 percent of the Aggregate Principal Amount

Specified Denominations:	U.S.$1,000
(Condition 1.08 or 1.09)

Calculation Amount:	U.S.$1,000

Issue Date:	December 6, 2012

Interest Commencement Date:	December 6, 2012

Final Maturity Date:	December 4, 2015

Extended Due for Payment Date of Guaranteed Amounts corresponding to the Final Redemption Amount under the covered bond Guarantee:	December 5, 2016

Interest Rate Basis:
0.625% Fixed Rate payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date

1 month USD LIBOR +28 bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date

Redemption/Payment Basis:	Redemption at par

Outstanding Series of Covered Bonds:	Series	Principal Amount	Maturity Date	Coupon Rate
	CB2	€ 1,250,000,000	01/22/2018	4.63%
	CB3	$750,000,000	11/10/2014	3.27%
	CB4	$850,000,000	01/16/2015	3.18%
	CB5	U.S.$1,500,000,000	04/14/2015	3.13%
	CB6	$1,100,000,000	03/30/2018	3.77%
	CB7	CHF 500,000,000	04/21/2021	2.25%
	CB8	U.S.$2,500,000,000	09/19/2017	1.20%

The Cover Pool:
The Cover Bond Portfolio consists of $22,582,379,980 of Loans on properties located in Canada.  See “Summary of Principal Documents – Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this prospectus supplement.

Status of the Covered Bonds:	Senior

Status of the Guarantee:	Senior secured with recourse limited to the assets of Guarantor LP

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

Fixed Rate Covered Bond Provisions (Condition 5.12)	Applicable

Rate of Interest:	0.625% per annum payable semi-annually in arrears

Interest Payment Date:	June 4 and December 4 in each year up to and including the Final Maturity Date

Fixed Coupon Amount:	U.S.$3.125 per Calculation Amount

Broken Amount(s):	$3.090277778 per Calculation Amount, payable on the Interest Payment Date falling on June 4, 2013

Day Count Basis:	30/360

Other terms relating to the method of calculating interest for Fixed Rate covered bonds:	Not Applicable

PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE, IF APPLICABLE

Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date

Interest Period(s):
The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date

Specified Interest Payment Dates:	The 4th of each month from but excluding the Final Maturity Date to and including the Extended Due for Payment Date
Calculation Agent:	The Bank, acting through its offices located at Riverbank House, 2 Swan Lane, London EC4R 3BF
Business Day Convention:	Modified Following Business Day Convention
Business Day(s):	New York and Toronto

Manner in which the Rate of Interest is to be determined:	Screen Rate Determination

Reference Rate:	1 month USD LIBOR

Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period

Relevant Screen Page:	Reuters Screen Page LIBOR01

Relevant Time:	11:00 A.M. (London time)

Reference Banks:	Has the meaning given in the ISDA Definitions

Day Count Basis:	Actual/360

Margin(s):	+28 bps per annum

PROVISIONS RELATING TO REDEMPTION

Early Redemption Amount:	U.S.$1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS
Covered Bond Swap Rate:	1-month CAD-BA-CDOR plus 0.35 per cent
DISTRIBUTION
Dealers:
RBC Capital Markets, LLC, Citigroup Global Markets Inc., UBS Securities LLC, ING Financial Markets LLC, ANZ Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., Lloyds Securities Inc., Morgan Stanley & Co. LLC, nabSecurities, LLC, National Bank of Canada Financial Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC

Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this prospectus supplement

CUSIP:	78011DAD6

ISIN:	US78011DAD66

Common Code:	086244934

Listing:	The covered bonds will not be listed on any securities exchange

DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds constitute deposit liabilities of the Bank for purposes of the Bank Act (Canada), however the covered bonds will not be insured under the Canada Deposit Insurance Act (Canada).  The covered bonds will rank equally with other deposit liabilities of the Bank and all other unsubordinated and unsecured obligations of the Bank (except as otherwise prescribed by law).

The aggregate principal amount of the covered bonds is U.S.$1,000.  The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof.  The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds semi-annually on June 4 and December 4 of each year. We will make the first interest payment on the covered bonds on June 4, 2013.

Guarantee

The covered bonds are unconditionally and irrevocably guaranteed as to payments by the Guarantor LP when such payments are due as described in the accompanying prospectus.  The obligation of the Guarantor LP has been secured by a pledge by the Guarantor LP of the Covered Bond Portfolio in favor of the Bond Trustee pursuant to the terms of the Security Agreement.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company.  See “Ownership and Book-Entry Issuance” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to Royal Bank of Canada relates only to the initial issuance and sale of your covered bonds.  If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Final Maturity Date

The Final Maturity Date is December 4, 2015.  The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 – Redemption and Purchase under “Description of the Covered Bonds – Terms and Conditions” in the accompanying prospectus.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the covered bonds without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the covered bonds, we will pay such additional amounts (“additional amounts”) as may be necessary so that the net amounts received by each holder (including additional amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no additional amounts will be payable with respect to a payment made to a holder of the covered bonds, which we refer to as an “excluded holder,” in respect of a beneficial owner:

•	with which we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

•
which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the covered bonds, the holding of covered bonds or the receipt of payments thereunder;

•
which presents such covered bond for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such additional amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any note means:

o	the due date for payment thereof, or

o
if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the covered bonds in accordance with the Trust Deed; or

•
who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For the avoidance of doubt, we will not have any obligation to pay any holders additional amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the covered bonds at maturity.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the Bond Trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the Bond Trustee.  We will indemnify and hold harmless each holder of covered bonds (other than an excluded holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the covered bonds, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Tax Consequences – Canadian Taxation” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee.  We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” and the terms appearing in the first four paragraphs under the caption “—Payment of Additional Amounts” in this prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company.  See “Description of the Covered Bonds – Terms and Conditions” in the accompanying prospectus.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 102 - 103, the Covered Bond Guarantee is secured by the pledge of the assets in the Covered Bond Portfolio to the Bond Trustee under the Security Agreement.  Statistical information about the Covered Bond Portfolio as of October 31, 2012 is set forth in Annex A.  Historical performance about the Covered Bond Portfolio is set forth in Annex B.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Royal Bank of Canada has agreed to sell to the Dealers, and the Dealers have severally and not jointly agreed to purchase from Royal Bank of Canada, the principal amount of the covered bonds specified, at the price specified, on the cover page of this prospectus supplement.  The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this prospectus supplement.  In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices.  For more information about the plan of distribution, the underwriting agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealers Principal Amount

RBC Capital Markets, LLC	U.S.$450,000,000.00

Citigroup Global Markets Inc.	U.S.$450,000,000.00

UBS Securities LLC	U.S.$450,000,000.00

ING Financial Markets LLC	U.S.$45,000,000.00

ANZ Securities, Inc.	U.S.$7,500,000.00

Barclays Capital Inc.	U.S.$7,500,000.00

BNP Paribas Securities Corp.	U.S.$7,500,000.00

Credit Agricole Securities (USA) Inc.	U.S.$7,500,000.00

Credit Suisse Securities (USA) LLC	U.S.$7,500,000.00

HSBC Securities (USA) Inc.	U.S.$7,500,000.00

Lloyds Securities Inc.	U.S.$7,500,000.00

Morgan Stanley & Co. LLC	U.S.$7,500,000.00

nabSecurities, LLC	U.S.$7,500,000.00

National Bank of Canada Financial Inc.	U.S.$7,500,000.00

Scotia Capital (USA) Inc.	U.S.$7,500,000.00

SG Americas Securities, LLC	U.S.$7,500,000.00

TD Securities (USA) LLC	U.S.$7,500,000.00

Wells Fargo Securities, LLC	U.S.$7,500,000.00

Total	U.S.$1,500,000,000

The Dealers have advised the Issuer that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of 0.10% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of 0.05% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

• over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Issuer actually sold to the Dealers, creating a Dealer short position;

• stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

• Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

We will deliver the covered bonds against payment therefor in New York, New York on December 6, 2012, which is the fifth scheduled business day after the trade date.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in five business days (T + 5), to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Issuer, the Guarantor LP, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material, in all cases at their own expense.

Selling Restrictions in Japan

The covered bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the FIEA) and each Dealer has represented and agreed that it will not offer or sell any covered bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Public Offer Selling Restrictions under the Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the covered bonds which are the subject of the offering contemplated by this prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the covered bonds to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer(s) nominated by the Issuer for any such offer;

(c)	at any time if the denomination per covered bond being offered amounts to at least €100,000; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the covered bonds referred to in (a) to (d) above shall require the publication by the Issuer or any Dealer(s) of a prospectus pursuant to Article 3 of the Prospectus Directive or supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the covered bonds to the public” in relation to any covered bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the covered bonds to be offered so as to enable an investor to decide to purchase or subscribe the covered bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

All references in this document to the “European Economic Area” or “EEA” are to the Member States of the European Union together with Iceland, Norway and Liechtenstein.

Selling Restrictions addressing additional United Kingdom Securities Laws

Each Dealer has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the covered bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Guarantor LP or, in the case of the Issuer, would not, if the Issuer was not an authorized person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the covered bonds in, from or otherwise involving the United Kingdom.

Republic of France: Each Dealer has represented and agreed that it has not offered or sold and will not offer or sell, directly or indirectly, covered bonds to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or this prospectus supplement or any other offering material relating to the covered bonds and that such offers, sales and distributions have been and will be made in France only to (i) providers of investment services relating to portfolio management for the account of third parties and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, articles L 411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier.

The prospectus has not been submitted for clearance to the Autorité des Marchés Financiers in France.

Republic of Italy: The offering of the covered bonds has not been registered pursuant to Italian securities legislation and, accordingly, each Dealer has represented and agreed that no covered bonds may be offered, sold or delivered, nor may copies of the prospectus or any other document relating to the covered bonds be distributed in the Republic of Italy, except:

(i)
to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (“Regulation No. 11971”); or

(ii)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of any covered bonds or distribution of copies of the prospectus or any other document relating to any covered bonds in Italy under (i) or (ii) above must be:

(a)
made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)
in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Provisions relating to the secondary market in Italy

Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the covered bonds on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such covered bonds being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

The Netherlands: Each Dealer has represented and agreed that, any covered bonds will only be offered in The Netherlands to Qualified Investors (as defined in the Prospectus Directive), unless such offer is made in accordance with the Dutch Financial Supervision Act (Wet op het financieel toezicht).

NOTICE REGARDING OFFERS IN THE EEA

If and to the extent that this prospectus supplement is communicated in, or the offer of the covered bonds to which it relates is made in, any EEA Member State that has implemented the Prospectus Directive as defined below (a “Relevant Member State”), this prospectus supplement and the offer are only addressed to and directed at persons in that Relevant Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Relevant Member State.

This prospectus supplement is not a prospectus approved under the Prospectus Directive.  A prospectus is not required under the Prospectus Directive as this prospectus supplement has been prepared on the basis that any offers of covered bonds in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the covered bonds. Accordingly, any person making or intending to make any offer in that Relevant Member State of the covered bonds which are the subject of the placement referred to in this prospectus supplement must only do so in circumstances in which no obligation arises for us or the Dealers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Dealers have authorized, nor do we or they authorize, the making of any offer of the covered bonds in circumstances in which an obligation arises for us or the Dealers to publish a prospectus supplement or prospectus for such offer.

In this prospectus supplement, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measures in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The covered bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such covered bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Annex A
COVERED BOND PORTFOLIO

The statistical and other information contained herein has been compiled by reference to the Loans in the Covered Bond Portfolio securing the covered bonds as of October 31, 2012 (the “cut-off date”).  The noon exchange rate of Canadian dollars into U.S. dollars on the cut-off date was CDN$1 = US$1.0004.  Columns stating percentage amounts may not add to 100% due to rounding.  The Loans in the Covered Bond Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement.  The material aspects of such Eligibility Criteria are described under “Summary of Principal Documents – Mortgage Sale Agreement – Eligibility Criteria” in the accompanying prospectus.  One significant indicator of Borrower credit quality is arrears and losses.  The information presented below under “Loss Information” reflects the arrears and losses experience of the Covered Bond Portfolio as at the dates indicated.  Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information”, will be reported by the Guarantor on periodic reports filed with the SEC on Form 10-D.  It is not expected that the characteristics of the Covered Bond Portfolio as of the closing date will differ materially from the characteristics of the Covered Bond Portfolio as of the cut-off date.

The cut-off date Covered Bond Portfolio was drawn up as at the cut-off date and comprised 151,021 Loans having an aggregate current balance of $22,582,379,980 as at that date.  The Bank originated the Loans in the cut-off date Covered Bond Portfolio between March 1, 1991 and October 31, 2012.

89,692 Loans in the cut-off date Covered Bond Portfolio (or 59.39% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans.  The remaining 61,329 Loans in the cut-off date Covered Bond Portfolio (or 40.61% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans and discounted variable rate Loans, as described below.

All Loans in the cut-off date Covered Bond Portfolio were conventional Loans.  There were no insured Loans in the Covered Bond Portfolio as of the cut-off date.

In the prior three years, there have been no repurchases or replacements of Loans in the Covered Bond Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Covered Bond Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 14, 2012.

As of the cut-off date, the Bank's standard five-year variable rate for existing and new borrowers was 4.00% (rate for “open,” or prepayable loans) and 3.20% (rate for “closed,” or non-prepayable loans) per annum.

One of the rating agencies rating the covered bonds required as a condition of its rating that the Bank agree to amend the Demand Loan on or before December 31, 2012, to permit the Guarantor, at its option, to repay the Demand Loan in kind rather than in cash by delivering Loans to the Bank.  There can be no assurance that the Bank will amend the Demand Loan to make the requested change and if the change is not made prior to January 1, 2013, the rating agency may downgrade its rating of the covered bonds.

One of the rating agencies rating the covered bonds is requiring various covered bond issuers to revise their swap documents in order to retain their ratings and the Bank and the Guarantor have submitted to the rating agency a plan to amend applicable swap documents on or before January 12, 2013 in order to comply with its latest published ratings methodology.  The Bank and the Guarantor are preparing documentation to address such requested changes.  There can be no assurance that such documents will be amended as requested and if the requested changes are not made prior to January 12, 2013, the rating agency may take ratings action, including a downgrade of its rating of the covered bonds.

Review of Covered Bond Portfolio

The Bank has performed a review of the Loans in the Covered Bond Portfolio and a review of the disclosure regarding the Loans in this prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to the Loans contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a comparison of certain Loan characteristics selected by the Bank, such as amount financed, current balance, location of the property and property valuation, in 300 randomly selected Loan files, to the applicable information in the data files. No material exceptions were found between the Loan files and the data extracted from the Bank’s system.

A third aspect of the review of the Rule 193 Information related to descriptions of the transaction documents in this prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include quality assurance audits and portfolio level analyses on origination to ensure that Loans comply with the Bank’s underwriting policies. These audits and portfolio level analyses are reviewed by the Policy Review Committee as well as Group Risk Management and other partners on a quarterly basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

Overall Pool Statistics (Data as at October 31, 2012)

Cover Pool Provincial Distribution

Province	Number of Loans	Percentage	Principal Balance	Percentage
Alberta	19,137	12.67	$3,177,813,221	14.07
British Columbia	29,279	19.39	$5,681,524,651	25.16
Manitoba	5,424	3.59	$559,931,597	2.48
New Brunswick	2,311	1.53	$189,389,725	0.84
Newfoundland	1,500	0.99	$154,889,457	0.69
Northwest Territories	91	0.06	$14,894,996	0.07
Nova Scotia	4,382	2.90	$412,600,240	1.83
Nunavut	4	0.00	$761,542	0.00
Ontario	59,907	39.67	$9,178,465,056	40.64
Prince Edward Island	512	0.34	$44,016,167	0.19
Quebec	23,886	15.82	$2,624,386,709	11.62
Saskatchewan	4,484	2.97	$528,136,299	2.34
Yukon	104	0.07	$15,570,320	0.07
Total	151,021	100.00	$22,582,379,980	100.00

Cover Pool Bureau Score(1) Distribution

Bureau Score	Number of Loans	Percentage	Principal Balance	Percentage
Score Unavailable	1,164	0.77	$214,473,689	0.95
499 or less	949	0.63	$126,464,824	0.56
500 - 539	752	0.50	$105,703,101	0.47
540 - 559	546	0.36	$81,374,302	0.36
560 - 579	690	0.46	$105,827,342	0.47
580 - 599	945	0.63	$140,207,817	0.62
600 - 619	1,431	0.95	$219,005,960	0.97
620 - 639	2,381	1.58	$375,077,604	1.66
640 - 659	3,472	2.30	$584,496,687	2.59
660 - 679	5,328	3.53	$884,371,849	3.92
680 - 699	6,872	4.55	$1,152,286,314	5.10
700 - 719	9,273	6.14	$1,551,673,987	6.87
720 - 739	12,506	8.28	$2,077,695,808	9.20
740 - 759	16,829	11.14	$2,716,118,124	12.03
760 - 779	20,239	13.40	$3,108,538,668	13.77
780 - 799	21,846	14.47	$3,215,126,759	14.24
800 or greater	45,798	30.31	$5,923,937,145	26.22
Total	151,021	100.00	$22,582,379,980	100.00

(1) A Bureau Score is an automated synthetic index of the future credit risk of Bank Clients based on a statistical model of the behaviour of clients in the credit bureau. The algorithm (scoring model) which generates the Bureau Score is built by analyzing a large sample population of geographically diverse consumers with accounts across a wide variety of credit products, retrieved from the credit bureau.

Cover Pool Rate Type Distribution

Rate Type	Number of Loans	Percentage	Principal Balance	Percentage
Fixed	89,692	59.39	$12,442,506,667	55.10
Variable	61,329	40.61	$10,139,873,313	44.90
Total	151,021	100.00	$22,582,379,980	100.00

Cover Pool Occupancy Type Distribution

Occupancy Code	Number of Loans	Percentage	Principal Balance	Percentage
Not Owner Occupied	13,107	8.68	$2,146,900,714	9.51
Owner Occupied	137,914	91.32	$20,435,479,266	90.49
Total	151,021	100.00	$22,582,379,980	100.00

Cover Pool Mortgage Rate Distribution

Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance	Percentage
1.9999 and Below	58	0.04	$10,223,271	0.05
2.0000 - 2.4999	27,334	18.10	$5,127,349,151	22.71
2.5000 - 2.9999	34,058	22.55	$5,405,500,970	23.94
3.0000 - 3.4999	22,718	15.04	$3,314,278,927	14.68
3.5000 - 3.9999	40,119	26.57	$5,801,766,322	25.68
4.0000 - 4.4999	15,536	10.29	$1,791,044,601	7.93
4.5000 - 4.9999	1,962	1.30	$213,933,450	0.95
5.0000 - 5.4999	3,567	2.36	$420,872,652	1.86
5.5000 - 5.9999	4,111	2.72	$374,839,015	1.66
6.0000 - 6.4999	1,497	0.99	$117,027,048	0.52
6.5000 - 6.9999	43	0.03	$4,531,230	0.02
7.0000 and Up	18	0.01	$1,013,343	0.00
Total	151,021	100.00	$22,582,379,980	100.00

Cover Pool Remaining Term Distribution

Remaining Term	Number of Loans	Percentage	Principal Balance	Percentage
Less than 12.00	21,283	14.09	$2,536,500,266	11.23
12.00 - 23.99	26,309	17.42	$3,712,750,199	16.44
24.00 - 35.99	32,327	21.41	$5,090,768,620	22.54
36.00 - 47.99	50,866	33.67	$8,174,953,574	36.20
48.00 - 59.99	18,073	11.97	$2,786,067,120	12.34
60.00 - 71.99	417	0.28	$49,773,752	0.22
72.00 - 83.99	1,525	1.01	$196,528,008	0.87
84.00 and Up	221	0.15	$35,038,441	0.16
Total	151,021	100.00	$22,582,379,980	100.00

Cover Pool Range of Remaining Principal Balance

Range of Remaining Principal Balance	Number of Loans	Percentage	Principal Balance	Percentage
99,999 and Below	64,423	42.66	$3,425,729,051	15.17
100,000 - 149,999	27,979	18.53	$3,486,626,480	15.44
150,000 - 199,999	21,642	14.33	$3,754,898,789	16.64
200,000 - 249,999	13,754	9.11	$3,070,360,261	13.60
250,000 - 299,999	8,803	5.83	$2,406,023,554	10.65
300,000 - 349,999	5,155	3.41	$1,666,614,984	7.38
350,000 - 399,999	3,065	2.03	$1,142,330,315	5.06
400,000 - 449,999	1,885	1.25	$798,221,639	3.53
450,000 - 499,999	1,261	0.83	$597,925,626	2.65
500,000 - 549,999	761	0.50	$398,462,306	1.76
550,000 - 599,999	559	0.37	$320,918,256	1.42
600,000 - 649,999	372	0.25	$232,011,462	1.03
650,000 - 699,999	298	0.20	$201,057,363	0.89
700,000 - 749,999	218	0.14	$158,010,474	0.70
750,000 - 799,999	167	0.11	$129,032,208	0.57
800,000 - 849,999	101	0.07	$83,310,683	0.37
850,000 - 899,999	71	0.05	$62,085,284	0.27
900,000 - 949,999	61	0.04	$56,360,115	0.25
950,000 - 999,999	77	0.05	$74,917,460	0.33
1,000,000 and above	369	0.24	$517,483,670	2.29
Total	151,021	100.00	$22,582,379,980	100.00

Cover Pool Property Distribution

Property Type	Number of Loans	Percentage	Principal Balance	Percentage
Apartment (Condominium)	15,619	10.34	$2,284,265,524	10.12
Detached	116,196	76.94	$17,408,972,635	77.09
Duplex	3,095	2.05	$454,919,816	2.01
Fourplex	764	0.51	$145,397,632	0.64
Other	372	0.24	$48,601,757	0.22
Row (Townhouse)	7,525	4.98	$1,137,820,661	5.04
Semi-detached	6,593	4.37	$959,926,695	4.25
Triplex	857	0.57	$142,475,260	0.63
Total	151,021	100.00	$22,582,379,980	100.00

Cover Pool LTV - Authorized(1) Distribution

Current LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and Below	5,134	3.92	$165,932,262	0.73
20.01 - 25.00	1,980	1.51	$123,181,325	0.55
25.01 - 30.00	2,217	1.69	$169,418,648	0.75
30.01 - 35.00	2,531	1.93	$235,559,672	1.04
35.01 - 40.00	3,289	2.51	$362,274,451	1.60
40.01 - 45.00	3,277	2.50	$394,875,057	1.75
45.01 - 50.00	4,853	3.70	$635,915,147	2.82
50.01 - 55.00	5,355	4.09	$802,080,950	3.55
55.01 - 60.00	7,028	5.36	$1,148,989,864	5.09
60.01 - 65.00	10,772	8.22	$2,074,705,746	9.19
65.01 - 70.00	8,108	6.19	$1,614,840,658	7.15
70.01 - 75.00	23,598	18.01	$3,662,471,784	16.22
75.01 - 80.00	52,856	40.37	$11,192,134,416	49.56
Total	130,998	100.00	$22,582,379,980	100.00

(1) The LTV of RBC’s Homeline product is calculated at a plan level, taking into account all mortgage loan segments and the line of credit, based on the approved credit limit of the plan and the appraised value of the property.

Cover Pool LTV - Drawn(1) Distribution

Current LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and Below	9,098	6.95	$372,395,583	1.65
20.01 - 25.00	4,050	3.09	$301,964,245	1.34
25.01 - 30.00	4,646	3.55	$418,500,784	1.85
30.01 - 35.00	5,243	4.00	$561,665,806	2.49
35.01 - 40.00	6,029	4.60	$749,864,349	3.32
40.01 - 45.00	6,611	5.05	$893,687,855	3.96
45.01 - 50.00	7,793	5.95	$1,160,854,062	5.14
50.01 - 55.00	9,081	6.93	$1,493,554,610	6.61
55.01 - 60.00	10,812	8.25	$1,935,905,592	8.57
60.01 - 65.00	12,851	9.81	$2,558,814,889	11.33
65.01 - 70.00	12,013	9.17	$2,465,496,086	10.92
70.01 - 75.00	16,633	12.70	$3,507,635,314	15.53
75.01 - 80.00	26,138	19.95	$6,162,040,805	27.29
Total	130,998	100.00	$22,582,379,980	100.00

(1) LTV - Drawn represents the LTV based on the actual amount borrowed by a client against a property and the appraised value of the property. With respect to RBC's Homeline product, the LTV - Drawn is calculated at a plan level, taking into account all mortgage loan segments and the line of credit.

Cover Pool Delinquency Distribution

Aging Summary	Number of Loans	Percentage	Principal Balance	Percentage
Current and <30 days past due	150,614	99.73	$22,513,085,825	99.69
30 to 59 days past due	148	0.10	$24,631,226	0.11
60 to 89 days past due	60	0.04	$9,474,047	0.04
90 or more days past due	199	0.13	$35,188,882	0.16
Total	151,021	100.00	$22,582,379,980	100.00

Overall Pool Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pool Performance – Overall

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	17,349,207,047	99.87%	13,630,628,350	99.54%	19,101,324,912	99.56%	14,703,953,023	99.29%	18,327,461,406	99.51%	14,617,911,979	99.51%
1-2 Months	≥30 and <60 Days	20,122,961	0.12%	27,164,241	0.20%	39,388,540	0.21%	32,080,486	0.22%	27,963,061	0.15%	22,942,745	0.16%
2-3 Months	≥60 and <90 Days	2,130,154	0.01%	16,699,849	0.12%	9,978,169	0.05%	19,738,200	0.13%	18,338,508	0.10%	10,267,190	0.07%
3-4 Months	≥90 and <120 Days	552,643	0.00%	6,661,711	0.05%	5,750,980	0.03%	10,874,053	0.07%	7,132,480	0.04%	4,654,714	0.03%
4-5 Months	≥120 and <150 Days	0	0.00%	2,682,722	0.02%	5,499,167	0.03%	5,332,319	0.04%	5,217,854	0.03%	4,215,139	0.03%
5-6 Months	≥150 and <180 Days	0	0.00%	2,890,281	0.02%	4,294,117	0.02%	3,911,238	0.03%	5,097,330	0.03%	3,331,547	0.02%
6-7 Months	≥180 and <210 Days	0	0.00%	1,065,909	0.01%	4,161,055	0.02%	5,111,156	0.03%	2,135,950	0.01%	2,283,525	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	1,392,240	0.01%	1,822,214	0.01%	5,341,169	0.04%	2,642,789	0.01%	1,830,467	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	825,946	0.01%	1,684,793	0.01%	4,440,469	0.03%	1,128,868	0.01%	3,271,388	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	669,685	0.01%	1,413,505	0.01%	2,672,376	0.02%	1,188,446	0.01%	2,252,864	0.02%
10-11 Months	≥300 and <330 Days	0	0.00%	363,552	0.00%	1,073,718	0.01%	1,446,544	0.01%	1,123,269	0.01%	494,721	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	410,806	0.00%	1,634,336	0.01%	792,469	0.01%	885,232	0.00%	2,869,057	0.02%
12-13 Months	≥360 and <390 Days	0	0.00%	1,475,265	0.01%	2,281,040	0.01%	1,906,733	0.01%	680,666	0.00%	1,737,963	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	284,455	0.00%	349,772	0.00%	554,549	0.00%	1,265,467	0.01%	892,751	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	94,937	0.00%	1,486,697	0.01%	1,410,980	0.01%	2,135,341	0.01%	1,323,907	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	316,289	0.00%	178,225	0.00%	1,202,497	0.01%	460,653	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	516,035	0.00%	442,625	0.00%	1,525,974	0.01%	337,553	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	963,939	0.00%	2,247,581	0.02%	890,369	0.00%	116,002	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	1,313,482	0.01%	6,666,540	0.04%	9,824,457	0.05%	8,051,693	0.06%
Total		17,372,012,805	100.00%	13,693,309,949	100.00%	19,185,252,760	100.00%	14,809,100,735	100.00%	18,417,839,964	100.00%	14,689,245,858	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	127,557	99.89%	106,904	99.68%	151,211	99.69%	123,524	99.49%	139,428	99.61%	111,104	99.61%
1-2 Months	≥30 and <60 Days	124	0.10%	152	0.14%	224	0.15%	207	0.17%	168	0.12%	157	0.14%
2-3 Months	≥60 and <90 Days	17	0.01%	84	0.08%	53	0.03%	112	0.09%	113	0.08%	75	0.07%
3-4 Months	≥90 and <120 Days	3	0.00%	44	0.04%	36	0.02%	65	0.05%	45	0.03%	24	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	15	0.01%	29	0.02%	42	0.03%	35	0.03%	22	0.02%
5-6 Months	≥150 and <180 Days	0	0.00%	15	0.01%	21	0.01%	21	0.02%	33	0.02%	18	0.02%
6-7 Months	≥180 and <210 Days	0	0.00%	8	0.01%	20	0.01%	22	0.02%	14	0.01%	8	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	12	0.01%	15	0.01%	29	0.02%	16	0.01%	9	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	4	0.00%	11	0.01%	21	0.02%	7	0.00%	14	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	7	0.01%	9	0.01%	19	0.01%	10	0.01%	15	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	4	0.00%	7	0.00%	9	0.01%	10	0.01%	3	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	2	0.00%	10	0.01%	8	0.01%	9	0.01%	18	0.02%
12-13 Months	≥360 and <390 Days	0	0.00%	6	0.01%	10	0.01%	14	0.01%	5	0.00%	6	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	3	0.00%	4	0.00%	6	0.00%	5	0.00%	9	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	1	0.00%	9	0.01%	8	0.01%	14	0.01%	6	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	3	0.00%	3	0.00%	10	0.01%	2	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	4	0.00%	3	0.00%	9	0.01%	4	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	3	0.00%	11	0.01%	4	0.00%	2	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	8	0.01%	36	0.03%	41	0.03%	38	0.03%
Total		127,701	100.00%	107,261	100.00%	151,687	100.00%	124,160	100.00%	139,976	100.00%	111,534	100.00%

Loss Information
As at Date		31-Jan-08	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
			%	%		%		%			%		%
Number of loans that have experienced a loss for the period / year ended		0	0.00%	0	0.00%	0	0.00%	18	0.01%	87	0.06%	44	0.04%
Net loss amount for the period / year ended ($)		0	0.00%	0	0.00%	0	0.00%	559,031	0.00%	3,335,919	0.02%	1,854,606	0.01%
Cumulative number of loans that have experienced a loss		0	0.00%	0	0.00%	0	0.00%	18	0.01%	105	0.08%	149	0.13%
Cumulative net loss amount ($)		0	0.00%	0	0.00%	0	0.00%	559,031	0.00%	3,894,950	0.02%	5,749,556	0.04%

Annex B
HISTORICAL POOL DATA

Historical pool information regarding the performance of the Loans in the Covered Bond Portfolio is contained in this Annex.  Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to January 2008 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds.  Historical pool information about the Loans in the Covered Bond Portfolio for periods prior to January 2008 is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense.

The following vintage tables present historical pool information about the Loans in the Covered Bond Portfolio in respect of arrears and cumulative losses as at the dates specified in respect of Loans originated in specific years.  “Vintage 2004”, for example, indicates all Loans in the Covered Bond Portfolio originated in the calendar year 2004.  All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada.  All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan.  Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination.  The Seller is obliged to repurchase Loans that are in breach of these representations and warranties.  See “Summary of Principal Documents – Mortgage Sale Agreement — Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds.  The single pool of Loans held by the Guarantor LP supports an ongoing issuance of covered bonds by the Bank.  As Loans repay or prepay, reducing the size of the cover pool, the Seller is required to add Loans to the cover pool in order to maintain compliance with the Asset Coverage Test.  See “Summary of Principal Documents – Guarantor LP Agreement — Asset Coverage Test” in the accompanying prospectus.  Any new Loans may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pre-2004 Vintage
Pool Performance – Pre-2004 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	2,748,634,547	99.88%	2,070,168,850	99.70%	2,274,654,785	99.71%	1,656,488,842	99.61%	1,386,563,704	99.60%	1,087,568,195	99.63%
1-2 Months	≥30 and <60 Days	2,996,611	0.11%	2,754,715	0.13%	3,774,394	0.17%	2,503,052	0.15%	2,079,870	0.15%	1,093,474	0.10%
2-3 Months	≥60 and <90 Days	358,272	0.01%	1,284,606	0.06%	565,817	0.03%	689,393	0.04%	735,142	0.05%	736,163	0.07%
3-4 Months	≥90 and <120 Days	0	0.00%	683,442	0.03%	239,341	0.01%	646,422	0.04%	1,091,881	0.08%	117,574	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	583,124	0.03%	524,678	0.02%	674,394	0.04%	273,062	0.02%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	331,300	0.02%	37,478	0.00%	686,395	0.05%	179,482	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	327,158	0.02%	292,739	0.01%	50,748	0.00%	73,313	0.01%	1,154,656	0.11%
7-8 Months	≥210 and <240 Days	0	0.00%	183,199	0.01%	77,001	0.00%	76,491	0.01%	190,949	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	642,578	0.04%	0	0.00%	174,507	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	114,594	0.00%	0	0.00%	317,054	0.02%	0	0.00%	31,528	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	188,714	0.01%	7,460	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	146,283	0.01%	0	0.00%	232,475	0.02%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	321,745	0.02%	0	0.00%	75,653	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	73,288	0.00%	0	0.00%	130,744	0.01%	78,722	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	259,884	0.02%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	349,135	0.02%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	308,203	0.01%	211,017	0.01%	43,449	0.00%	412,242	0.04%
Total		2,751,989,430	100.00%	2,076,434,685	100.00%	2,281,198,141	100.00%	1,662,891,689	100.00%	1,392,128,393	100.00%	1,091,622,196	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	31,983	99.90%	26,224	99.79%	29,490	99.79%	22,960	99.71%	19,250	99.70%	15,385	99.74%
1-2 Months	≥30 and <60 Days	29	0.09%	26	0.10%	37	0.13%	26	0.11%	21	0.11%	17	0.11%
2-3 Months	≥60 and <90 Days	2	0.01%	8	0.03%	9	0.03%	11	0.05%	10	0.05%	8	0.05%
3-4 Months	≥90 and <120 Days	0	0.00%	8	0.03%	1	0.00%	8	0.04%	7	0.04%	1	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	4	0.02%	1	0.00%	7	0.03%	5	0.03%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	2	0.01%	1	0.00%	4	0.02%	2	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	3	0.01%	5	0.02%	2	0.01%	1	0.01%	1	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	3	0.01%	1	0.00%	3	0.01%	3	0.02%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%	2	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	2	0.01%	0	0.00%	4	0.02%	0	0.00%	2	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	1	0.00%	1	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	1	0.00%	0	0.00%	2	0.01%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%	1	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	1	0.00%	0	0.00%	1	0.01%	1	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	4	0.02%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	2	0.01%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	2	0.01%	2	0.01%	1	0.01%	5	0.03%
Total		32,014	100.00%	26,280	100.00%	29,552	100.00%	23,028	100.00%	19,307	100.00%	15,425	100.00%

Loss Information
As at Date	31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	1	0.00%	6	0.03%	3	0.02%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	32,485	0.00%	230,665	0.02%	30,104	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	1	0.00%	7	0.04%	10	0.06%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	32,485	0.00%	263,150	0.02%	293,254	0.03%

2005 Vintage
Pool Performance – 2005 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
Current Balance of Loans Outstanding
No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,536,531,063	99.81%	1,183,120,377	99.59%	1,286,094,513	99.52%	876,877,794	99.08%	843,682,162	99.40%	701,889,959	99.67%
1-2 Months	≥30 and <60 Days	2,769,804	0.18%	1,939,963	0.16%	1,957,948	0.15%	1,905,988	0.22%	2,360,229	0.28%	940,014	0.13%
2-3 Months	≥60 and <90 Days	112,985	0.01%	573,831	0.05%	860,766	0.07%	2,461,349	0.28%	746,992	0.09%	608,837	0.09%
3-4 Months	≥90 and <120 Days	0	0.00%	508,226	0.04%	1,059,427	0.08%	569,198	0.06%	477,126	0.06%	126,835	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	408,418	0.04%	154,157	0.01%	171,543	0.02%	314,633	0.04%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	547,676	0.05%	1,524,519	0.12%	953,038	0.11%	118,943	0.01%	164,843	0.02%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	157,650	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	609,189	0.05%	99,706	0.01%	0	0.00%	194,988	0.02%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	143,693	0.01%	150,771	0.01%	0	0.00%	0	0.00%	157,528	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	103,223	0.01%	69,224	0.01%	129,048	0.01%	0	0.00%	108,472	0.02%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	154,843	0.01%	552,493	0.06%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	77,666	0.01%	0	0.00%	0	0.00%	49,400	0.01%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	45,619	0.01%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	48,014	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	4,423	0.00%	105,877	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	1,331,596	0.15%	177,342	0.02%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	552,493	0.07%	0	0.00%
Total	1,539,413,852	100.00%	1,187,954,596	100.00%	1,292,251,554	100.00%	885,002,089	100.00%	848,730,785	100.00%	704,203,538	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
Total Number of Loans Outstanding
No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	9,666	99.85%	7,769	99.68%	9,411	99.70%	6,978	99.36%	7,208	99.58%	6,198	99.63%
1-2 Months	≥30 and <60 Days	14	0.14%	12	0.14%	13	0.14%	17	0.25%	12	0.17%	8	0.12%
2-3 Months	≥60 and <90 Days	1	0.01%	2	0.03%	3	0.03%	10	0.15%	7	0.10%	7	0.11%
3-4 Months	≥90 and <120 Days	0	0.00%	2	0.03%	4	0.04%	6	0.09%	4	0.06%	1	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	2	0.03%	1	0.01%	1	0.01%	3	0.04%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	3	0.04%	2	0.02%	6	0.09%	1	0.01%	2	0.03%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	2	0.03%	1	0.01%	0	0.00%	1	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	1	0.01%	1	0.01%	0	0.00%	0	0.00%	1	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	1	0.01%	1	0.01%	1	0.01%	0	0.00%	2	0.03%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	1	0.01%	1	0.01%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	1	0.02%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	1	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	1	0.01%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%
Total	9,681	100.00%	7,794	100.00%	9,440	100.00%	7,023	100.00%	7,239	100.00%	6,221	100.00%

Loss Information
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
%	%	%	%	%	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	0	0.00%	6	0.08%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%	507,512	0.06%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	0	0.00%	6	0.08%	6	0.10%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%	507,512	0.06%	507,512	0.07%

2006 Vintage
Pool Performance – 2006 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
Current Balance of Loans Outstanding
No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	5,921,126,526	99.88%	4,648,010,510	99.59%	4,289,734,329	99.49%	3,227,312,505	99.14%	2,276,917,335	99.20%	1,788,266,515	99.21%
1-2 Months	≥30 and <60 Days	5,847,083	0.10%	8,262,217	0.18%	12,047,482	0.28%	8,687,081	0.27%	4,380,403	0.19%	4,026,295	0.22%
2-3 Months	≥60 and <90 Days	1,075,001	0.02%	5,623,356	0.12%	2,136,162	0.05%	5,063,111	0.15%	2,087,563	0.09%	1,581,277	0.09%
3-4 Months	≥90 and <120 Days	0	0.00%	2,004,054	0.04%	1,386,561	0.03%	3,620,178	0.11%	1,475,972	0.07%	303,614	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	436,672	0.01%	1,344,977	0.03%	1,167,120	0.04%	1,223,814	0.05%	898,416	0.05%
5-6 Months	≥150 and <180 Days	0	0.00%	1,621,461	0.04%	608,278	0.02%	651,433	0.02%	2,098,492	0.09%	613,053	0.03%
6-7 Months	≥180 and <210 Days	0	0.00%	177,960	0.00%	972,216	0.02%	3,285,276	0.10%	243,732	0.01%	494,981	0.03%
7-8 Months	≥210 and <240 Days	0	0.00%	305,819	0.01%	477,112	0.01%	1,353,650	0.04%	307,061	0.01%	329,617	0.02%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	703,781	0.02%	1,198,561	0.04%	544,913	0.03%	562,141	0.03%
9-10 Months	≥270 and <300 Days	0	0.00%	382,344	0.01%	76,749	0.00%	665,778	0.02%	318,309	0.01%	164,725	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	44,387	0.00%	0	0.00%	0	0.00%	551,679	0.03%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	339,851	0.01%	235,422	0.01%	221,441	0.01%	948,589	0.05%
12-13 Months	≥360 and <390 Days	0	0.00%	174,701	0.00%	951,347	0.02%	52,932	0.00%	467,486	0.02%	894,135	0.05%
13-14 Months	≥390 and <420 Days	0	0.00%	206,150	0.00%	130,497	0.00%	34,269	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	94,937	0.00%	105,176	0.00%	305,137	0.01%	0	0.00%	206,489	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	17,565	0.00%	0	0.00%	751,540	0.03%	274,698	0.02%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	135,199	0.00%	471,806	0.02%	131,234	0.01%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	595,081	0.02%	386,513	0.01%	132,398	0.01%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	143,107	0.00%	1,154,917	0.04%	3,005,707	0.13%	2,732,037	0.15%
Total	5,928,048,610	100.00%	4,667,344,568	100.00%	4,311,770,271	100.00%	3,255,309,082	100.00%	2,295,199,651	100.00%	1,802,427,816	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
Total Number of Loans Outstanding
No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	41,258	99.89%	34,764	99.66%	35,332	99.61%	28,292	99.36%	20,733	99.44%	16,559	99.44%
1-2 Months	≥30 and <60 Days	36	0.09%	43	0.12%	63	0.18%	60	0.21%	35	0.17%	32	0.19%
2-3 Months	≥60 and <90 Days	9	0.02%	35	0.10%	12	0.03%	26	0.09%	18	0.09%	15	0.09%
3-4 Months	≥90 and <120 Days	0	0.00%	16	0.04%	12	0.03%	23	0.08%	11	0.05%	5	0.03%
4-5 Months	≥120 and <150 Days	0	0.00%	3	0.01%	11	0.03%	12	0.04%	7	0.03%	5	0.03%
5-6 Months	≥150 and <180 Days	0	0.00%	7	0.02%	8	0.02%	5	0.02%	9	0.05%	2	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	3	0.01%	7	0.02%	9	0.03%	2	0.01%	2	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	4	0.01%	5	0.01%	8	0.03%	2	0.01%	4	0.02%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	5	0.01%	9	0.03%	3	0.01%	3	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	3	0.01%	2	0.01%	6	0.02%	4	0.02%	3	0.02%
10-11 Months	≥300 and <330 Days	0	0.00%	1	0.00%	0	0.00%	0	0.00%	4	0.02%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	3	0.01%	5	0.02%	2	0.01%	6	0.04%
12-13 Months	≥360 and <390 Days	0	0.00%	2	0.01%	5	0.01%	2	0.01%	3	0.01%	2	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	2	0.01%	2	0.01%	1	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	1	0.00%	1	0.00%	2	0.01%	0	0.00%	1	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	1	0.00%	0	0.00%	4	0.02%	1	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	2	0.01%	2	0.01%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	2	0.01%	6	0.02%	1	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	2	0.01%	7	0.03%	10	0.05%	10	0.06%
Total	41,303	100.00%	34,884	100.00%	35,473	100.00%	28,474	100.00%	20,850	100.00%	16,652	100.00%
Loss Information
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
%	%	%	%	%	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	10	0.04%	19	0.09%	8	0.05%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	272,599	0.01%	576,265	0.03%	183,941	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	10	0.04%	29	0.14%	37	0.22%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	272,599	0.01%	848,864	0.04%	1,032,805	0.06%

2007 Vintage
Pool Performance – 2007 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
Current Balance of Loans Outstanding
No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	7,142,374,464	99.86%	5,722,132,103	99.44%	6,083,052,937	99.26%	4,759,461,383	99.07%	3,834,663,249	99.07%	2,551,893,101	99.01%
1-2 Months	≥30 and <60 Days	8,509,463	0.12%	14,207,346	0.25%	17,979,410	0.29%	11,054,684	0.23%	9,160,879	0.24%	6,803,023	0.26%
2-3 Months	≥60 and <90 Days	583,898	0.01%	9,218,056	0.16%	6,229,649	0.10%	8,012,377	0.17%	9,199,957	0.24%	3,954,471	0.15%
3-4 Months	≥90 and <120 Days	552,643	0.01%	3,465,989	0.06%	3,065,652	0.05%	4,520,981	0.09%	2,664,541	0.07%	1,666,843	0.07%
4-5 Months	≥120 and <150 Days	0	0.00%	1,254,507	0.02%	3,475,357	0.06%	2,828,868	0.06%	2,242,298	0.06%	2,148,228	0.08%
5-6 Months	≥150 and <180 Days	0	0.00%	721,146	0.01%	1,830,019	0.03%	1,411,194	0.03%	1,636,684	0.04%	897,164	0.04%
6-7 Months	≥180 and <210 Days	0	0.00%	560,791	0.01%	2,896,100	0.05%	860,128	0.02%	1,178,335	0.03%	456,746	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	294,032	0.01%	1,168,395	0.02%	2,652,128	0.05%	1,362,966	0.04%	416,841	0.02%
8-9 Months	≥240 and <270 Days	0	0.00%	682,253	0.01%	830,241	0.01%	1,936,902	0.04%	0	0.00%	1,383,360	0.05%
9-10 Months	≥270 and <300 Days	0	0.00%	69,523	0.00%	1,267,532	0.02%	1,412,650	0.03%	348,548	0.01%	1,711,788	0.07%
10-11 Months	≥300 and <330 Days	0	0.00%	130,451	0.00%	911,413	0.02%	774,368	0.02%	394,466	0.01%	79,550	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	410,806	0.01%	1,216,819	0.02%	296,852	0.01%	620,536	0.02%	1,553,222	0.06%
12-13 Months	≥360 and <390 Days	0	0.00%	1,154,280	0.02%	1,329,693	0.02%	1,384,213	0.03%	213,177	0.00%	843,828	0.03%
13-14 Months	≥390 and <420 Days	0	0.00%	78,305	0.00%	219,275	0.00%	102,678	0.00%	421,925	0.01%	647,544	0.03%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	1,260,219	0.02%	1,105,844	0.02%	1,148,638	0.03%	550,576	0.02%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	298,724	0.01%	173,801	0.00%	85,197	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	166,900	0.00%	307,426	0.01%	591,591	0.01%	206,319	0.01%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	368,859	0.01%	529,472	0.01%	191,564	0.00%	24,606	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	862,173	0.01%	5,300,606	0.11%	4,552,012	0.12%	2,122,335	0.08%
Total	7,152,020,468	100.00%	5,754,379,588	100.00%	6,128,429,367	100.00%	4,804,126,555	100.00%	3,870,676,563	100.00%	2,577,359,545	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
Total Number of Loans Outstanding
No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	44,646	99.88%	38,103	99.59%	44,219	99.51%	37,071	99.33%	31,220	99.30%	20,553	99.28%
1-2 Months	≥30 and <60 Days	45	0.10%	71	0.18%	84	0.19%	64	0.17%	56	0.18%	47	0.23%
2-3 Months	≥60 and <90 Days	5	0.01%	39	0.10%	28	0.06%	48	0.13%	50	0.16%	21	0.10%
3-4 Months	≥90 and <120 Days	3	0.01%	18	0.05%	19	0.04%	21	0.05%	16	0.05%	10	0.05%
4-5 Months	≥120 and <150 Days	0	0.00%	6	0.01%	16	0.04%	18	0.05%	12	0.04%	11	0.05%
5-6 Months	≥150 and <180 Days	0	0.00%	5	0.01%	9	0.02%	5	0.01%	15	0.05%	7	0.03%
6-7 Months	≥180 and <210 Days	0	0.00%	2	0.01%	8	0.02%	6	0.02%	8	0.02%	3	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	3	0.01%	8	0.02%	13	0.03%	7	0.02%	2	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	3	0.01%	5	0.01%	10	0.02%	0	0.00%	5	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	1	0.00%	6	0.01%	6	0.02%	3	0.01%	6	0.03%
10-11 Months	≥300 and <330 Days	0	0.00%	2	0.01%	5	0.01%	7	0.02%	4	0.01%	1	0.01%
11-12 Months	≥330 and <360 Days	0	0.00%	2	0.01%	6	0.01%	2	0.01%	6	0.02%	8	0.04%
12-13 Months	≥360 and <390 Days	0	0.00%	3	0.01%	5	0.01%	8	0.02%	2	0.01%	4	0.02%
13-14 Months	≥390 and <420 Days	0	0.00%	1	0.00%	2	0.01%	1	0.00%	2	0.01%	6	0.03%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	6	0.01%	6	0.02%	9	0.03%	2	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	2	0.01%	2	0.01%	1	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	2	0.01%	2	0.01%	4	0.01%	2	0.01%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	1	0.00%	4	0.01%	1	0.00%	1	0.01%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	4	0.01%	27	0.07%	25	0.08%	13	0.06%
Total	44,699	100.00%	38,259	100.00%	44,435	100.00%	37,321	100.00%	31,441	100.00%	20,702	100.00%

Loss Information
As at Date	31-Jan-08	31-Jan-09	31-Jan-10	31-Jan-11	31-Jan-12	17-Aug-12
%	%	%	%	%	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	5	0.01%	46	0.15%	24	0.12%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	187,793	0.00%	1,533,110	0.04%	1,131,617	0.04%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	5	0.01%	51	0.16%	75	0.36%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	187,793	0.00%	1,720,903	0.04%	2,852,520	0.11%

2008 Vintage
Pool Performance – 2008 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	540,446	100.00%	5,569,037	100.00%	2,713,250,309	99.90%	2,187,205,304	99.67%	2,683,218,199	99.62%	2,177,918,654	99.65%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	2,671,228	0.10%	3,325,784	0.15%	3,513,965	0.13%	3,605,194	0.17%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	0	0.00%	1,492,396	0.07%	3,177,160	0.12%	1,114,689	0.05%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	563,658	0.03%	748,390	0.03%	74,549	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	69,688	0.00%	776,822	0.03%	83,741	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	648,592	0.03%	132,239	0.01%	976,373	0.05%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	661,969	0.03%	640,570	0.02%	19,492	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	236,939	0.01%	102,836	0.00%	257,114	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	304,522	0.01%	347,254	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	177,123	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	43,254	0.00%	317,846	0.01%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	237,112	0.01%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	50,236	0.00%	109,554	0.00%	169,555	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	55,371	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	389,064	0.01%	91,396	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	222,217	0.01%	657,051	0.03%
Total		540,446	100.00%	5,569,037	100.00%	2,715,921,537	100.00%	2,194,491,678	100.00%	2,693,555,915	100.00%	2,185,688,279	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	4	100.00%	38	100.00%	18,015	99.91%	15,524	99.74%	18,931	99.72%	15,472	99.70%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	17	0.09%	22	0.14%	15	0.08%	18	0.11%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	0	0.00%	5	0.03%	13	0.07%	9	0.05%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	3	0.02%	4	0.02%	1	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	5	0.02%	1	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%	2	0.01%	3	0.02%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	3	0.02%	3	0.01%	1	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%	1	0.01%	1	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%	2	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	3	0.02%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%	2	0.01%	2	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	1	0.01%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	3	0.02%
Total		4	100.00%	38	100.00%	18,032	100.00%	15,566	100.00%	18,983	100.00%	15,518	100.00%

Loss Information
As at Date	31-Jan-08		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	2	0.01%	6	0.03%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	66,155	0.00%	371,990	0.01%	121,770	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	2	0.01%	8	0.04%	10	0.06%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	66,155	0.00%	438,145	0.02%	559,915	0.03%

2009 Vintage
Pool Performance – 2009 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,627,474	100.00%	2,454,442,595	99.95%	1,988,575,723	99.47%	3,125,522,049	99.56%	2,625,186,513	99.57%
1-2 Months	≥30 and <60 Days	0	0.00%	958,078	0.04%	4,603,898	0.23%	5,685,476	0.18%	4,364,780	0.16%
2-3 Months	≥60 and <90 Days	0	0.00%	185,773	0.01%	2,019,574	0.10%	1,889,245	0.06%	1,022,701	0.04%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	953,617	0.05%	674,570	0.02%	279,512	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	420,706	0.02%	387,225	0.01%	768,334	0.03%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	209,503	0.01%	424,579	0.01%	185,917	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	253,035	0.01%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	1,021,962	0.05%	483,990	0.02%	826,895	0.03%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	662,428	0.03%	279,434	0.01%	646,597	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	147,847	0.01%	521,588	0.02%	97,615	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	119,681	0.01%	0	0.00%	415,170	0.02%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	260,196	0.01%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	733,988	0.02%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	855,959	0.03%	432,749	0.02%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	185,955	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	462,576	0.01%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	1,448,580	0.05%	2,128,028	0.08%
Total		1,627,474	100.00%	2,455,586,446	100.00%	1,999,248,170	100.00%	3,139,369,259	100.00%	2,636,540,766	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	6	100.00%	14,743	99.92%	12,647	99.61%	19,314	99.68%	16,462	99.67%
1-2 Months	≥30 and <60 Days	0	0.00%	10	0.07%	18	0.14%	25	0.12%	24	0.14%
2-3 Months	≥60 and <90 Days	0	0.00%	1	0.01%	12	0.09%	10	0.05%	9	0.05%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	4	0.03%	3	0.02%	1	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	3	0.02%	3	0.02%	3	0.02%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	2	0.02%	2	0.01%	1	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	2	0.02%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	3	0.02%	2	0.01%	2	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	1	0.01%	2	0.01%	1	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	2	0.02%	3	0.02%	1	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	2	0.01%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	4	0.02%	1	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	3	0.02%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	3	0.02%	7	0.04%
Total		6	100.00%	14,754	100.00%	12,696	100.00%	19,375	100.00%	16,515	100.00%

Loss Information

As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	4	0.02%	6	0.04%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	116,376	0.00%	377,009	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	4	0.02%	10	0.06%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	116,376	0.00%	493,385	0.02%

2010 Vintage
Pool Performance – 2010 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	95,444	100.00%	7,274,447	100.00%	2,800,774,159	99.98%	2,460,661,722	99.82%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	411,732	0.01%	1,610,121	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	296,709	0.01%	598,000	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	2,085,786	0.08%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	250,034	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		95,444	100.00%	7,274,447	100.00%	2,801,482,600	100.00%	2,465,205,663	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	1	100.00%	49	100.00%	15,598	99.97%	13,978	99.87%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	2	0.01%	8	0.06%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	3	0.02%	4	0.03%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	5	0.03%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		1	100.00%	49	100.00%	15,603	100.00%	13,996	100.00%

Loss Information
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		17-Aug-12
			%		%		%		%
Number of loans that have experienced a loss for the period / year ended		0	0.00%	0	0.00%	0	0.00%	1	0.01%
Net loss amount for the period / year ended ($)		0	0.00%	0	0.00%	0	0.00%	10,167	0.00%
Cumulative number of loans that have experienced a loss		0	0.00%	0	0.00%	0	0.00%	1	0.01%
Cumulative net loss amount ($)		0	0.00%	0	0.00%	0	0.00%	10,167	0.00%

2011 Vintage
Pool Performance – 2011 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		17-Aug-12
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	757,025	100.00%	1,374,739,664	99.96%	1,215,286,312	99.86%
1-2 Months	≥30 and <60 Days	0	0.00%	370,507	0.03%	499,846	0.04%
2-3 Months	≥60 and <90 Days	0	0.00%	205,740	0.01%	651,052	0.05%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	66,386	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	314,715	0.03%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	138,736	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		757,025	100.00%	1,375,315,911	100.00%	1,216,957,047	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		17-Aug-12
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	3	100.00%	7,160	99.94%	6,439	99.87%
1-2 Months	≥30 and <60 Days	0	0.00%	2	0.03%	3	0.04%
2-3 Months	≥60 and <90 Days	0	0.00%	2	0.03%	2	0.03%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	1	0.02%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	1	0.02%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	1	0.02%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		3	100.00%	7,164	100.00%	6,447	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		17-Aug-12
	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%

2012 Vintage
Pool Performance – 2012 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-12		17-Aug-12
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	1,380,887	100.00%	9,241,007	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		1,380,887	100.00%	9,241,007	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-12		17-Aug-12
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	14	100.00%	58	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		14	100.00%	58	100.00%

Loss Information
As at Date	31-Jan-12		17-Aug-12
	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%

U.S.$1,500,000,000 0.625% Covered Bonds Due 2015
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership

Royal Bank of Canada

Covered Bonds

_____________________________

PROSPECTUS SUPPLEMENT
_____________________________

Programme Arranger
RBC Capital Markets

Joint Lead Managers
RBC Capital Markets	Citigroup	UBS Investment Bank
Co-Managers
ING	ANZ Securities	Barclays
BNP PARIBAS	Credit Agricole CIB	Credit Suisse
HSBC	Lloyds Securities	Morgan Stanley
nabSecurities, LLC	National Bank of Canada Financial	Scotiabank
SOCIETE GENERALE	TD Securities	Wells Fargo Securities

November 29, 2012